Exhibit 99.1

RH ANNOUNCES CFO TRANSITION

Jack Preston Appointed as Chief Financial Officer

Ryno Blignaut to Step Down

Corte Madera, CA – March 5, 2019 – RH (NYSE: RH) today announced the appointment of Jack Preston as Chief Financial Officer of RH. Mr. Preston will lead all financial functions including strategic and financial planning, accounting, treasury, tax, internal audit and investor relations across the Company’s multiple businesses and brands. Mr. Preston is currently a member of the RH executive leadership team, serving as Senior Vice President, Finance & Chief Strategy Officer. Mr. Preston joined RH in 2013 and previously worked in investment banking at Bank of America Merrill Lynch for more than twelve years where he executed multiple financings for consumer and retail companies including RH’s initial public offering. Mr. Preston holds a bachelor of commerce degree from the University of British Columbia.

Ryno Blignaut has decided based upon health considerations to step down from his current role at RH. In order to assure a seamless transition of his responsibilities, Mr. Blignaut’s resignation will take effect on April 3, 2019 or such earlier date as RH elects to file its Annual Report on Form 10-K.

Gary Friedman, RH Chairman and Chief Executive Officer, commented, “We are pleased to announce the promotion of Jack Preston to the position of Chief Financial Officer of RH. Jack’s experience working with the RH leadership team in roles of increasing responsibility since 2013 makes him a perfect fit to assume the role of Chief Financial Officer as we continue our pursuit of becoming one of the most innovative and admired brands in the world. During Jack’s six years at RH, he has been a key contributor in the architecture of our new membership and business models, as well as leading multiple financing and capital markets transactions including our three 0% convertible note offerings and share repurchase programs.”

Mr. Friedman continued, “All of us at RH are grateful for Ryno’s contributions and understand that he currently needs to allocate a substantial portion of his time to personal matters. We appreciate Ryno’s willingness to work closely with Jack and the RH leadership team to help ensure a smooth transition and wish Ryno and his family all the best for the future.”

Mr. Blignaut commented, “It has been a privilege working with Gary and the entire RH team. I joined RH looking forward to being a long-term contributor to one of the most innovative companies in retail. Although I am not able to continue in my role, I have a high level of confidence in Jack’s ability to lead the finance organization going forward. Jack has been a key partner to me during my time at the Company and I wish both him and Team RH continued success.”

RH expects to report fourth quarter and fiscal 2018 financial results during the week of March 25, 2019.

About RH

RH (NYSE: RH) is a curator of design, taste and style in the luxury lifestyle market. The Company offers its collections through its retail galleries across North America, the Company’s multiple Source Books, and online at RH.com, RHModern.com, RHBabyandChild.com, RHTeen.com and Waterworks.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding our next phase of growth, our business model and becoming one of the most innovative and admired brands in the world, the expected benefits to RH from the appointment of Mr. Preston as Chief Financial Officer, the organizational structure and responsibilities of Mr. Preston, the anticipated timing of our fourth quarter earnings release and the timing for filing of our Annual Report on Form 10-K, our plans and efforts to assure a smooth and orderly transition of responsibilities from Mr. Blignaut to Mr. Preston and any statements or assumptions concerning either of them or underlying any of the foregoing. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events. We cannot assure you that future developments affecting us will be those that we have anticipated. Important risks and uncertainties that could cause actual results to differ materially from our expectations include, among others, our ability to retain key personnel; risks related to the number of new business initiatives we are undertaking; successful implementation of our growth strategy; our ability to anticipate consumer preferences and buying trends, and maintaining our brand promise to customers; as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in RH’s most recent Form 10-K filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at ir.rh.com and on the SEC website at www.sec.gov. You should not place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contact

Cammeron McLaughlin

415-945-4998

cmclaughlin@rh.com